Baldwin Technology Company, Inc.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Tel: 203-402-1000
Fax: 203-402-5500
January 29, 2009
Mr. Karl S. Puehringer
51 Phillips Lane
Darien, CT 06820
Dear Karl:
Pursuant to Paragraph 17 of the agreement dated June 19, 2007 (the “Agreement”), which sets forth the terms of your employment with Baldwin Technology Company, Inc. (the “Company”), and in accordance with a letter agreement between you and the Company dated January 13, 2009 wherein you agreed to reduce your annual base salary by ten (10%) percent, the Agreement is hereby amended, effective February 1, 2009, as follows:
1.	Paragraph 2.A is amended to provide for an annual base salary of three hundred seventy eight thousand dollars ($378,000).

2.	Notwithstanding the foregoing, any payments that may become due to you in accordance with Paragraph 2.D or Paragraph 8 of the Agreement, and any other calculations which rely on your annual base salary shall continue to be calculated as if your annual base salary was four hundred twenty thousand dollars ($420,000).
As so amended by this letter agreement, the Agreement shall remain in full force and effect.

Very truly yours, BALDWIN TECHNOLOGY COMPANY, INC.

By:
/s/ Mark T. Becker Mark Becker
Chair, Compensation Committee

AGREED TO AND ACCEPTED

/s/ Karl S. Puehringer

Karl S. Puehringer

Date:	January 30, 2009